SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 8, 2005

HUDSON UNITED BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-08660	22-2405746
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 MacArthur Boulevard, Mahwah, New Jersey	07430
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 236-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective April 6, 2005, Hudson United Bancorp (the “Company”) engaged Grant Thornton LLP (“GT”) as its new independent accountants and terminated its independent accountant relationship with Ernst & Young (“E&Y”). The Company will continue to retain E&Y as its tax advisors.

The Audit Committee of the Company’s Board of Directors recommended that the Company change audit firms, conducted the review of candidate firms to replace E&Y and made the decision to engage GT.

The reports of E&Y on the financial statements of the Company for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits and reviews of the Company’s financial statements for the two most recent fiscal years and through the date hereof, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through the date hereof, there have been no “reportable events” (as defined in Regulation S-X, Item 304(a)(1)(v)).

The Company has furnished to E&Y the statements made in this Item 4.01. Attached as Exhibit 16.1 to this Form 8-K is E&Y’s letter to the Commission, dated April 8, 2005, regarding these statements.

During the two most recent fiscal years and through the date hereof, the Company has not consulted with GT in respect of the Company’s consolidated financial statements for the years ended December 31, 2004 and December 31, 2003 regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
16.1	Letter, dated April 8, 2005, from Ernst & Young LLP to the securities and Exchange Commission, regarding change in certifying accountant of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2005	HUDSON UNITED BANCORP

	By:	/s/ James W. Nall
James W. Nall
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter, dated April 8, 2005, from Ernst & Young LLP to the securities and Exchange Commission, regarding change in certifying accountant of the Company.